Exhibit 99.1

Leadis Technology Announces Date for Special Meeting of Stockholders

SUNNYVALE, Calif. (October 2, 2009) Leadis Technology, Inc. (Nasdaq: LDIS), today announced that it will hold a special meeting of the stockholders (the “Special Meeting”) on October 23, 2009 at 9:00 am Pacific time, at its offices located at 800 W. California Avenue, Suite 200, Sunnyvale, California 94086. Stockholders of record as of the close of business on September 15, 2009 are entitled to notice of and vote at the Special Meeting.

At the Special Meeting, the Company’s stockholders or record will vote on the following matters:

1. To approve the liquidation and dissolution of the Company pursuant to a Plan of Dissolution.

2. To consider and vote upon a proposal to adjourn the Special Meeting, if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Plan of Dissolution.

The Plan of Dissolution contemplates an orderly wind down of the Company’s business and operations. If the Company’s stockholders approve the Plan of Dissolution, the Company intends to file a certificate of dissolution, satisfy or resolve its remaining liabilities and obligations, including contingent liabilities and costs associated with the liquidation and dissolution, make reasonable provisions for unknown claims and liabilities, and make distributions to its stockholders of cash available for distribution, subject to applicable legal requirements. Following stockholder approval of the Plan of Dissolution and the filing of the certificate of dissolution, the Company plans to delist its common stock from the NASDAQ Global Market.

IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SEC

This press release is for informational purposes only. It is not a solicitation of a proxy. In connection with the Special Meeting, Leadis Technology, Inc. has filed with the SEC a proxy statement and other relevant materials related to the proposed dissolution and liquidation of the Company. INVESTORS AND STOCKHOLDERS ARE URGED TO REVIEW THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF DISSOLUTION.

Investors and stockholders may obtain a free copy of the proxy statement and the other relevant materials and any other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, the Company will mail a copy of the definitive proxy statement to stockholders of record as of September 15, 2009. A free copy of the proxy statement and other documents filed with the SEC by the Company may also be obtained by directing a written request to: Leadis Technology, Inc., Attn: Secretary, 800 W. California Avenue, Suite 200, Sunnyvale, CA 94086, by contacting the investor relations department of Leadis Technology at (408) 331-8616 or by accessing the “Investor Relations” section of the Company’s website at http://ir.leadis.com/proxy.cfm.

CAUTIONARY STATEMENT ABOUT FORWARD LOOKING STATEMENTS

This release contains information about Leadis Technology’s future expectations, potential dividends, liquidation obligations, expenses and plans, as well as the strategic review undertaken by Leadis Technology, that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this press release, the words “will”, “expects”, “intends”, “plans” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, the following: our stockholders may not approve the Plan of Dissolution; the precise nature, amount and timing of any distributions to stockholders will depend on and could be delayed by, among other things, sales of our assets, claim settlements with creditors, unexpected or greater than expected expenses; our board of directors could elect to abandon or delay implementation of the Plan of Dissolution; our stockholders could be liable to our creditors in the event we fail to create an adequate contingency reserve to satisfy claims against us; we could incur costs to terminate, retain or replace personnel and consultants; our stockholders will not be able to publicly trade our stock after we close our stock transfer books on the date we file a certificate of dissolution with the Delaware Secretary of State; and we will continue to incur the expenses of complying with public company reporting requirements. Further information on potential risk factors that could affect Leadis Technology, its business and its financial results are set forth in Leadis Technology’s reports filed with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2008 and its Form 10-Q for the quarter ended June 30, 2009. Leadis disclaims any obligation to update these forward-looking statements. (LDISG).